EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

STATE NATIONAL COMPANIES, INC.

State National Companies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.                                      That the Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 25, 2002.

2.                                      That this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted pursuant to Sections 242, 245 and 211 of the DGCL.

3.                                      That the original certificate of incorporation of the Corporation is hereby restated in its entirety by this Certificate of Incorporation to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation is State National Companies, Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle 19801.  The name of its registered agent at such address is Corporation Trust Company.

ARTICLE IV
AUTHORIZED CAPITAL

A.                                    Authorized Shares.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000), of which one hundred fifty million (150,000,000) shall be designated as Common Stock, par value $0.001 per share (“Common Stock”), and ten million (10,000,000) shall be designated as Preferred Stock, par value $0.001 per share (“Preferred Stock”).

B.                                    Common Stock.

1. Dividends. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock, and subject to the provisions of this Certificate of Incorporation, the holders of the Common Stock shall be entitled to receive ratably on a per share basis, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably on a per share basis.

3. Voting Rights. Except as otherwise provided by the DGCL or Section C of this Article IV, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock.  Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of Common Stock.

4. Preemptive Rights. No holder of the Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

C.                                    Preferred Stock. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

ARTICLE V
BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors consisting of not less than five directors nor more than eleven directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the board of directors. A director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, disqualification or removal from office. Any vacancy on the board of directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director, except for the vacancies referred to in Section 2.3(c) of the Corporation’s Amended and Restated Bylaws (for so long as that section is effective) which may only be filled by a vote of stockholders.  Any director elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the vacancy so filled. Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the board of directors pursuant to Section C of Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
REMOVAL OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time only by the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII
WRITTEN BALLOT

A.                                    Ballot Not Required. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless and to the extent that the bylaws of the Corporation shall otherwise provide.

B.                                    Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

ARTICLE VIII
PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE IX
LIABILITY

A.                                    Exculpation.                           To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

B.                                    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, organization or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the board of directors.

C.                                    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

D.                                    Indemnification of Employees and Agents.  The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, organization or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the board of directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the board of directors.

E.                                     Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) actually and reasonably incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the board of directors.

F.                                      Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G.                                    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H.                                   Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists or may hereafter be amended, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article IX; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article IX.

I.                                        Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE X
STOCKHOLDER MEETINGS AND ACTIONS

A.                                    Meetings.

1.                                      Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

2.                                      For so long as Common Stock is not listed for trading on a national securities exchange, special meetings of the stockholders of the Corporation may be called as the bylaws may provide.

3.                                      For so long as Common Stock is listed for trading on a national securities exchange, special meetings of the stockholders of the Corporation for any purposes may be called at any time by the Chairman of the board of directors, if one be elected, the President or by the board of directors pursuant to a resolution of the board of directors, but may not be called by any other person or persons.

B.                                    Action by Written Consent.  The authority contemplated by Section 228 of the DGCL, which permits stockholders to act by written consent in lieu of a meeting, is expressly denied to the stockholders of the Corporation, and the stockholders shall have no ability to take any action unless such action is taken at an annual or special meeting of the stockholders.

ARTICLE XI
OFFICERS

The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the board of directors, subject to the right of the board of directors to remove any officer or officers at any time with or without cause.

ARTICLE XII
AMENDMENT OF BYLAWS

Except to the extent that the bylaws or this Certificate of Incorporation otherwise provides, the board of directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the bylaws of the Corporation, upon the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies; provided, however, that except as therein provided, the Board may not alter or repeal Section 2.3(c) of such bylaws. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the bylaws upon the affirmative vote of a majority of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officer this 23rd day of June 2014.

STATE NATIONAL COMPANIES, INC.
a Delaware corporation

By:	/s/ David Cleff
David Cleff
Executive Vice President,
General Counsel and Secretary